UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 5, 2021

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, James W. Thomas, Chief Technology Officer and Executive Vice President of Dawson Geophysical Company (the “Company”), mutually agreed with the Company to reduce his responsibilities and executive role with the Company and step down from his position as an executive officer of the Company. Mr. Thomas will continue to be employed by the Company on a part time basis in the role of Geophysical Advisor.

Accordingly, the Company and Mr. Thomas mutually agreed to modify and replace the terms of his existing employment agreements, including (i) the Employment Agreement between the Company and Mr. Thomas, dated as of October 8, 2018 and with an effective date of February 11, 2015; (ii) the Letter Agreement between the Company and Mr. Thomas, dated February 15, 2016 and effective as of February 11, 2016; (iii) the Letter Agreement between the Company and Mr. Thomas, dated May 4, 2018 and effective as of May 1, 2018; and (iv) Letter Agreement between the Company and Mr. Thomas, dated April 15, 2020 and effective as of April 15, 2020. The foregoing agreements were terminated and superseded by the terms of the new part time employment arrangement between the Company and Mr. Thomas effective on April 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: April 5, 2021	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer